Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Preliminary Prospectus and Statement of Additional Information and to the use of our report dated May 7, 2009 in the Registration Statement (Form N-2) of Tortoise Power and Energy Infrastructure Fund, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 6 under the Securities Act of 1933 (Registration No. 333-145105) and Amendment No. 6 under the Investment Company Act of 1940 (Registration No. 811-22106).
/s/ Ernst & Young LLP
Kansas City, Missouri
July 28, 2009